Exhibit 99.1
HICKS ACQUISITION COMPANY I, INC.
ANNOUNCES PUBLIC FILING AND LISTING INFORMATION
DALLAS, TX, May 12, 2009 – Hicks Acquisition Company I, Inc. (NYSE Amex LLC: TOH) (the “Company”) today made the following announcements.
Filing of Quarterly Report on Form 10-Q
The Company has filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ending March 31, 2009. The Company’s stockholders may obtain copies of its Quarterly Report on Form 10-Q, free of charge, at the SEC’s website (www.sec.gov) or by directing a request to the Company at 100 Crescent Court, Suite 1200, Dallas, Texas 75201 or by contacting the Company at (214) 615-2300.
Going Concern Opinion
In compliance with the NYSE Amex Company Guide Rule 610(b), which requires a public announcement of the receipt of an audit opinion containing a going-concern qualification, the Company also announced today that the Company’s consolidated financial statements for the fiscal year ended December 31, 2008, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained a going-concern qualification from its auditors. This qualification announcement does not reflect any change or amendment to the financial statements, as filed in its Annual Report on Form 10-K. This qualification is due to the requirement the Company must consummate a business combination by September 28, 2009 or be dissolved, as further discussed in the Company’s Annual Report on Form 10-K. This factor and the Company’s declining cash available for release from its trust account to fund the Company’s working capital requirements raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s current liquidity is most recently discussed in the Company’s Quarterly Report on Form 10-Q.
Annual Stockholder Meeting
As previously announced, on February 10, 2009, the Company had received notice from the NYSE Amex LLC (the “Exchange” or “NYSE Amex”) staff indicating that the Company was not in compliance with the annual stockholder meeting requirements of Section 704 of the NYSE Amex Company Guide, because the Company did not hold an annual stockholders meeting during the year ended December 31, 2008. The Company was afforded the opportunity to submit a plan of compliance to the Exchange and on March 5, 2009 presented its plan to the Exchange, which included a proposed extension until September 28, 2009 to regain compliance with the continued listing standards.
On May 11, 2009 the Exchange notified the Company that it accepted the Company’s plan of compliance but granted the Company an extension until August 11, 2009 (in lieu of the requested September 28, 2009 extension) to regain compliance with the continued listing standards. The Company will be required to provide the Exchange staff with updates in conjunction with the initiatives of the plan as appropriate or upon request of the Exchange and the Company will be subject to periodic review by the Exchange staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.
About Hicks Acquisition Company I, Inc.
The Company is a special purpose acquisition company, launched in October 2007 in an initial public offering that was at the time, at $552 million of gross proceeds, the largest SPAC IPO. Founded by Thomas O. Hicks, the Company was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.
Information Concerning Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “contemplate,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. The Company has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contacts
Mark Semer or Joseph Kuo
Kekst and Company
212 521 4800